RESTATED CERTIFICATE OF INCORPORATION

                               OF

                       DMI FURNITURE, INC.


      Pursuant to Section 245 of the General Corporation  Law  of

the   State   of  Delaware,  DMI  Furniture,  Inc.,  a   Delaware

corporation, (the "Corporation") hereby certifies as follows:

     1.   The Corporation's present name is "DMI Furniture, Inc."

The  Corporation was originally incorporated under the name  "Dolmad

Corporation."   The  Corporation's original  certificate  of

incorporation was filed with the Secretary of State of the  State of Delaware on January 29, 1969 and was most recently amended and restated on March 23, 1995.

     2.   Pursuant to Section 243 of the General Corporation Law,

the Corporation retired all of the 2,020,000 authorized shares of its Series C Preferred Stock, par value $2.00 per share, upon the filing of a Certificate of Retirement with the Secretary of State of Delaware on May 25, 2000.

      3.    The  Corporation's Certificate  of  Incorporation  is

hereby  restated to eliminate all references to the Corporation's retired  Series C Preferred Stock and shall read in its  entirety as so restated as follows:

      FIRST:  The name of the Corporation is DMI Furniture, Inc.

      SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington,
County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH:

          (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 11,600,000 shares, consisting of 2,000,000 shares of Series D Preferred Stock, par value $10 per share (herein called the "Series D Preferred Stock"); and 9,600,000 shares of Common Stock, par value $0.10 per share (herein called the "Common Stock"). Except as otherwise provided in this Article FOURTH, including, without limitation, part I hereof, all shares of Preferred Stock shall rank senior with respect to the Common Stock. All cross-references in each part of this Article FOURTH refer to other paragraphs in such part unless otherwise indicated.

           (b) The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

                                I

                    SERIES D PREFERRED STOCK

     1. The Series D Preferred Stock may be issued from time to time in one or more subseries, the shares of each subseries to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such subseries adopted by the Board of Directors as hereinafter provided.

      2. Authority is hereby granted to the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by law, to authorize the issue of one or more subseries of Series D Preferred Stock and with respect to each subseries to fix by resolution or resolu tions providing for the issue of such subseries the voting pow ers, full or limited, if any, of the shares of such subseries and the designations, preferences and relative, participating, option al or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each subseries shall include, but not be limited to, the determination or fixing of the following:

         (i)   The designation of such subseries.

         (ii) The dividend rate of such subseries, the condi tions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such divi dends shall be cumulative or noncumulative.

        (iii) Whether the shares of such subseries shall be sub ject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

         (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such subseries.

          (v) Whether or not the shares of such subseries shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation, and, if provision be made for conver sion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

         (vi) The extent, if any, to which the holders of the shares of such subseries shall be entitled to vote with respect to the election of directors or otherwise.

        (vii) The restrictions, if any, on the issue or reissue of any additional Series D Preferred Stock, and subseries there of.

       (viii) The rights of the holders of the shares of such series and subseries thereof upon the dissolution of, or upon the distribution of assets of, the Corporation.

     3. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any subseries of Series D Preferred Stock, the holders of any such subseries shall have no voting power whatsoever.

     4. The Corporation may from time to time issue and dispose of any of the authorized and unissued shares of Series D Pre ferred Stock for such consideration, not less than its par value, as may be fixed from time to time by the Board of Directors, without action by the Stockholders. The Board of Directors may provide for payment thereof to be received by the Corporation in cash, property or services. Any and all such shares of the Series D Preferred Stock of the Corporation the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be fully paid and non-assessable.

                               II

                          COMMON STOCK

      1. Dividends. Subject to all prior rights of holders of the Corporation's Preferred Stock of any class or series, holders of shares of Common Stock shall be entitled to dividends when, as and if declared by the Corporation's Board of Directors out of funds legally available therefor.

     2. Liquidation. Upon any liquidation, dissolution or wind ing up of the Corporation, after any other payments required by the provisions of this Article FOURTH to be made to holders of securities of the Corporation ranking senior to the Common Stock, shall have been made, the holders of Common Stock shall be entitled equally on a share-for-share basis to receive any and all assets remaining to be paid or distributed to stockholders of the Corporation, and holders of Preferred Stock of any class or series shall not be entitled to shares therein.

      3. Voting. Except as otherwise provided by law or by express provision of this Certificate of Incorporation, each share of Common Stock shall be entitled to one vote on any matter submitted for the vote or written consent of stockholders of the Corporation, including the election of directors.

      4. Fully Paid and Non-Assessable. Shares of Common Stock shall be fully paid and non-assessable.

      FIFTH: The number of directors which shall constitute the whole board of directors shall be no less than five (5) and no more than nine (9), all of whom shall be elected by the holders of the voting stock of the Corporation.

      SIXTH: The Corporation shall make, not less than once annu ally in advance of its annual meeting of stockholders, periodic reports to its stockholders which shall include balance sheets and profit and loss statements of the Corporation prepared in accordance with sound business and accounting practice. Any such annual reports shall be certified by a firm of certified public accountants of good standing.

     SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly author ized to adopt, amend or repeal the by-laws of the Corporation.

      EIGHTH:   Election of directors need not be by written  bal
lot.

      NINTH: A director of the Corporation shall not be person ally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corpora tion shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Cor poration existing at the time of such repeal or modification.

      5.    This  Restated  Certificate of Incorporation  of  the

Corporation  was  duly adopted by the Board of Directors  without the  vote  of  stockholders in accordance with the provisions  of

Section  245  of  the General Corporation Law  and  restates  and integrates  but  does  not further amend the  provisions  of  the

Corporation's Certificate of Incorporation.

      6.    This  Restated Certificate of Incorporation shall  be

known  as the "2000 Restated Certificate of Incorporation of  DMI

Furniture, Inc."

      IN  WITNESS  WHEREOF, DMI Furniture, Inc., has  caused  its
Chairman and its Secretary to sign and attest this Amended and Restated Certificate of Incorporation on December 15, 2000.


                                   DMI FURNITURE, INC.


                                   By  /s/ Donald D. Dreher
                                     Donald D. Dreher
                                     Chairman of the Board,
                                     President and Chief
                                     Executive Officer

ATTEST:


/s/ Joseph G. Hill
Joseph G. Hill, Secretary